EXHIBIT 2B

BYLAWS

OF

LEGION WORKS, INC.
(
a Delaware corporation
)

(Adopted November 20, 2019)

OFFICES

Registered Office
. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Other Offices
. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

MEETINGS OF STOCKHOLDERS

Place, Time and Purposes
. All meetings of the stockholders for the election of directors shall be held within or outside the State of Delaware as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Annual Meetings
. Annual meetings of stockholders, commencing with the year 2020, shall be held on the first day in December if not a legal holiday or weekend, and if a legal holiday, then on the next business day following, at 9:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the voting stockholders by majority may elect a board of directors and transact such business as may properly be brought before the meeting.

Annual Meeting Notices
. Notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of meeting.

Voting Lists
. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any voting stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any voting stockholder who is present.

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Special Meetings
. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or may be called by the President or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning capital stock of the corporation representing a majority of the total votes entitled to be cast by stockholders of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

Special Meeting Notices
. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Quorum
. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such questions.

Voting of Shares
. Unless otherwise specifically provided by statute or the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Proxies
. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

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Informal Action by Stockholders
. Except as otherwise provided in the certificate of incorporation and subject to the requirements of statute, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

DIRECTORS

Number, Tenure and Qualifications
. The directors constituting the initial board of directors shall be that number so elected, pursuant to the Written Consent of the Incorporator of the corporation. The number of directors which shall constitute the whole board shall be such number of members, not less than one (1) but without a maximum number, as the board of directors may from time to time determine by resolution. The directors shall be elected at the annual meeting of the stockholders by voting stockholders, except as provided this Article, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

Vacancies
. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the voting shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

General Powers
. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Meetings
. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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First Meeting
. The first meeting of each newly elected board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Regular Meetings
. Regular meetings of the board of directors may be held at such time and at such place as shall from time to time be determined by the board.

Special Meetings
. Special meetings of the board of directors may be called by the Chairman of the Board or CEO on two (2) days’ notice to each director; special meetings may also be called by the written request of.the majority of the board.

Quorum
. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Informal Action by Directors
. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Participation by Conference Telephone
. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Committees
. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation as provided for in the General Corporation Law of Delaware (the “Law”).

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Meeting Minutes
. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors
. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

NOTICES

Written Notice
. Except as otherwise provided herein, whenever under the provisions of the Law, of the certificate of incorporation or of these bylaws, notice of any meeting is required to be given to any director or stockholder, such notice (a) shall be given not less than ten (10) nor more than sixty (60) days before the date of said meeting, (b) shall be in writing and (c) shall be given in person or by mail or courier o such director or voting stockholder. If mailed or sent by courier, such notice shall be addressed to such director or voting stockholder at his or her address as it appears on the records of the corporation, with postage or freight thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail or with such courier. Notice to directors may also be given by facsimile, which notice shall be deemed to be delivered upon receipt by the sender of transmission confirmation. Without limiting the manner by which notice otherwise may be given, under the provision of the statutes, as such laws may be amended from time to time, or of the certificate of incorporation or of these bylaws, such notice shall also be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the corporation. Such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation, or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Waiver of Notice
. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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OFFICERS

Number
. The officers of the corporation shall be chosen by the board of directors and shall consist of a President, a Treasurer and a Secretary. The board of directors may also choose Vice-Presidents, and one or more Assistant Treasurers and Assistant Secretaries. The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Election and Term of Office
. The board of directors at its first meeting after each annual meeting of stockholders shall appoint a President, a Treasurer and a Secretary. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. The officers of the corporation shall hold office until the earliest of the following events to occur: (a) their successors are chosen and duly qualified; (b) they resign, (c) they are removed as hereinafter provided or (d) their termination of employment with the corporation, if they were employed by the corporation at any time after their appointment.

Removal
. Any officer elected or appointed by the board of directors may be removed at any time by either the Chairman of the Board or the affirmative vote of a majority of the board of directors.

Vacancies
. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Salaries
. The salaries of all officers of the corporation shall be fixed by the board of directors.

The Chairman of the Board
. The Chairman of the Board, in the event of such appointment or election, shall preside at all meetings of the stockholders and directors and shall see that orders and resolutions of the board of directors are carried into effect. The Chairman of the Board shall perform such other duties and have such other powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

The Chief Executive Officer
. The Chief Executive Officer, in the event of such appointment or election, shall be the chief executive officer of the corporation, shall be responsible for the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect; provided, however, that if there be no Chief Executive Officer, the President shall have all powers of the Chief Executive Officer. The Chief Executive Officer shall have the power to execute bonds, mortgages, deeds, contracts and other documents on behalf of the corporation. The Chief Executive Officer may vote all shares of stock of any other corporation standing in the name of the corporation, except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation, and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the board of directors from time to time. The Chief Executive Officer shall have general powers of supervision and management of the business of the corporation and shall be the final arbiter of all differences between officers of the corporation. The Chief Executive Officer’s decision as to any matter affecting the officers of the corporation shall be final and binding as between the officers of the corporation, subject only to the board of directors of the corporation.

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The President
. The President shall be the principal operating officer of the corporation, unless and until a Chief Operating Officer is appointed. In accordance with the policies and objectives prescribed by the board of directors, the President shall establish operating procedures for and administer and direct, all aspects of the corporation’s operations. In the absence of the Chairman of the Board or in the event of the Chairman of the Board’s inability to act, the President may preside at meetings of the voting stockholders and directors and shall have and exercise the duties of the Chairman of the Board including the power to execute bonds, deeds, mortgages, contracts and other documents on behalf of the corporation and to vote all shares of stock of any other corporation standing in the name of the corporation, except where the voting thereof shall be exclusively delegated by the board of directors to some other officer or agent of the corporation. In addition, the President shall have the power to execute documents where by law the signature of the President is required. In general, the President shall have all powers and shall perform all duties usually vested in the office of the President of a corporation and such other duties and powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

Chief Financial Officer
. The Chief Financial Officer, in the event of such appointment or election, shall be the principal accounting and financial officer of the corporation and shall (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation, (b) have charge of all funds and securities of the corporation and be responsible for the receipt and disbursement thereof and (c) perform all other duties incident to the office of Chief Financial Officer. If appointed, the Chief Financial Officer shall perform such other duties and have such other powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

The Chief Operating Officer
. The Chief Operating Officer, in the event of such appointment or election, shall be the principal operating officer of the corporation. Within the policies and objectives prescribed by the board of directors and under the general supervision of the Chief Executive Officer, the Chief Operating Officer shall establish operating procedures for, administer and direct all aspects of the corporation’s operations. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these bylaws, the Chief Operating Officer may execute certificates for the corporation’s shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed. The Chief Operating Officer may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors. The Chief Operating Officer shall perform such other duties and have such other powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

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The Vice-Presidents
. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President, if one shall be elected (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

The Treasurer
. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these bylaws, and (b) in general perform all the duties incident to the office of Treasurer and such other duties as the board of directors or the President may from time to time prescribe.

The Secretary
. The Secretary shall (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the corporate records of the corporation, (d) keep or oversee a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, (e) have general charge or oversee of the stock transfer books of the corporation and (f) in general perform all duties incident to the office of Secretary. The Secretary shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

The Assistant Treasurers and Assistant Secretaries
. The Assistant Treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the board of directors, and in the event of the absence, inability or refusal to act of the Treasurer or the Secretary, the Assistant Treasurers and Assistant Secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Treasurer or the Secretary, respectively.

INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

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The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders without counting the vote of any stockholder who is an interested director.

The common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

CERTIFICATES OF STOCK

Certificate of Stock
. No holder of stock in the corporation shall be entitled to have a certificate, as all stock of the corporation shall be held electronically in book entry form.

Fixing Record Date
. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Stockholders
. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Stock Transfer Agreements
. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

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Restrictions on Transfers of Shares
. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

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(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

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GENERAL PROVISIONS

Dividends
. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Loans to Officers
. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at law.

Checks
. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year
. The fiscal year of the corporation shall be as designated by the board of directors from time to time.

Seal
. The corporation shall not have a seal unless otherwise determined by the affirmative vote of a majority of the board of directors.

INDEMNIFICATION

The corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any and all direct and indirect expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by the Law subject to the corporation’s receipt of any undertaking required thereby.

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Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors in its discretion, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

The provisions of this Article shall be deemed to constitute a contract between the corporation and each director or officer who serves in such capacity at any time while this Article and the relevant provisions of the Law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this Article, and any repeal of any such provisions or of such Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

If a claim under this Article is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The rights of indemnification and advancement provided by this Article are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.
AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the affirmative vote of a unanimous vote of the board of directors at any meeting of the board or a majority vote of the voting stockholders.

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